SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

Waterbank of America (USA) Inc.
(Exact name of registrant as specified in its charter)

Utah	0-51075	20-0919460
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Espirito Santo Plaza
1395 Brickell Avenue, Suite 1020
Miami, Florida    33131
(Address of principal executive offices including zip code)

(786) 597-5282
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On April 11, 2007, Waterbank of America (USA) Inc., a Utah corporation (the "Registrant"), appointed Michel P. Pelletier to its Board of Directors and, immediately thereafter, Mr. Pelletier was elected as its President and Chief Executive Officer. Simultaneously, Mr. Jose Francisco Klujsza resigned as President and Chief Executive Officer of the Registrant, and remains on the Registrant's Board of Directors and as President and Chief Executive Officer of the Registrant's International Division. Mr. Klujsza's resignation as an executive officer of the Registrant did not involve a disagreement with the Registrant on any matter relating to the Registrant's operations, policies and practices.

      Also on April 11, 2007, the Registrant received the resignations of Mr. Jean-Jean Pelletier and Mr. Robert P. Pelletier, which resignations were effective immediately, as members of the Board of Directors. None of these resignations involved a disagreement with the Registrant on any matter relating to the Registrant's operations, policies and practices.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2007	WATERBANK OF AMERICA (USA) INC. By: /s/ MICHEL P. PELLETIER MICHEL P. PELLETIER President and Chief Executive Officer